SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 12, 2009

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.133-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	On February 9, 2009, Eric McDowell, a Director of Alaska Pacific Bancshares, Inc. (“Company”) and its financial institution subsidiary, Alaska Pacific Bank (“Bank”) submitted a letter of resignation to the Company’s Chairman of the Board, Roger Grummett, with an effective date of February 28, 2009. Mr. McDowell indicated that his increased professional and personal commitments in 2009 would prevent him from being available to serve as a Director of the Company and the Bank going forward. Mr. McDowell had served as a Director of the Bank for over 19 years and had served as a Director of the Company since it was established in 1999. Mr. McDowell’s letter of resignation did not indicate that his resignation was in connection with any disagreement with the Company or the Bank pertaining to the Company’s or the Bank’s operations, policies or practices. Mr. McDowell served on the Company’s and the Bank’s Audit Loan Committee and Corporate Governance and Nominating Committee. No determination has been made if the vacancy on the Board will be filled or if the size of the Board will be reduced.
2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALASKA PACIFIC BANCSHARES, INC.

DATE: February 12, 2009	By:	/s/Craig E. Dahl
President and Chief Executive Officer